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                                                                   EXHIBIT 10.46

          CONFIDENTIAL PORTIONS HAVE BEEN OMITTED BASED UPON A REQUEST
            FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 OF THE
         SECURITIES EXCHANGE ACT OF 1934 AND HAVE BEEN SEPARATELY FILED
                              WITH THE COMMISSION.

                         AMENDMENT TO TIMOLOL AGREEMENT

         This Amendment (the "Amendment") is made this 13th day of August, 2002, by and between ISTA Pharmaceuticals, Inc., a Delaware corporation ("ISTA"), and Senju Pharmaceutical Co., Ltd., a legal entity organized and existing under the laws of Japan ("Senju").

         WHEREAS, AcSentient, Inc., a Delaware corporation ("AcSentient"), sold and assigned to ISTA all of AcSentient's rights and certain of its obligations and liabilities under the Agreement by and between Senju and AcSentient, dated as of April 17, 2002 regarding timolol ophthalmic preparation (the "Agreement"), and ISTA has therefore become a party to the Agreement and Senju has elected to continue the Agreement with ISTA;

         WHEREAS, SENJU and ISTA hereby desire to amend the provisions of the Agreement and desire to confirm their respective obligations under the Agreement;

         NOW, THEREFORE, ISTA and Senju agree that:

         1. Capitalized wordings used in this Amendment shall have the meanings set forth in the Agreement. All references to AcSentient in the Agreement shall hereby refer to ISTA.

         2. Paragraph 5.04 of the Agreement shall be amended to read in its entirety;

                  5.04 All of the running royalties including minimum royalties in paragraph 5.01 through 5.03 shall be paid to SENJU within [ * ] following the end of each semi- annual period according to SENJU's fiscal year which commences April 1 of a year and ends March 31 of the next year. [ * ] [ * ]
                  [ * ] [ * ]

         3. Paragraph 6.01 of the Agreement shall be amended to read in its entirety;

                  6.01 Upon the remittance of royalty from ISTA to SENJU under paragraph 5.04 hereof, ISTA shall furnish SENJU with an accurate report stating the total quantity of the Preparation in units sold by ISTA and ISTA Agent during the preceding semi-annual period, the grossed invoiced sales price and the Net Sales thereof and amount of the royalties accrued, together with written reports regarding marketing activities stipulated in paragraphs 8.01 through 8.03 herein.

* CONFIDENTIAL PORTIONS HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934 AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

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         4.       Paragraph 18.07 shall be deleted in its entirety.

         5. Article 22 of the Agreement shall be amended to read in its entirety;

                  This Agreement is personal to the Parties hereto and shall not be assignable, transferable or saleable to any Third Party by either party without the prior express written consent of the other Party, such consent not to be unreasonable withheld; provided, however, that no such consent shall be required from SENJU if ISTA is merged or acquired by a Third Party.

         6. Unless stated herein, all other terms and conditions of the Agreement shall remain unchanged.

         7. This Amendment shall be effective as of the date first set forth above.

         8. This Amendment, taken together with the Agreement, represent the entire agreement of the parties and shall supersede any and all previous contracts, arrangements or understandings between the parties with respect to the Agreement.

         9. This Amendment may be amended at any time only by mutual written agreement of the parties hereto.

         10. This Amendment may be executed in counterparts, each of which so executed will be deemed to be an original and such counterparts together will constitute one and the same agreement.

         IN WITNESS WHEREOF, this Amendment has been entered into as of the date first set forth above.

ISTA PHARMACEUTICALS, INC.                       SENJU PHARMACEUTICAL CO., LTD.

By:    /s/ Vicente Anido, Jr., Ph.D.             By:    /s/ Kimio Murakami
   -----------------------------------              ----------------------------
Name:  Vicente Anido, Jr., Ph.D.                 Name:  Kimio Murakami
Title: Chief Executive Officer                   Title: Executive Vice President